SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2004

HMS Holdings Corp.

(Exact name of registrant as specified in its charter)

11-3656261
New York	0-50194	(I.R.S. Employer
(State of Incorporation)	(Commission File Number)	Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of principal executive offices, zip code)

(212) 725-7965
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 1.01. Entry Into A Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     HMS Holdings Corp. (the “Company”) hereby files the following forms of agreements to be used to evidence certain stock option grants made to named executive officers pursuant to the Company’s 1999 Long-Term Incentive Stock Plan, as amended (the “1999 Plan”), or stock option grants to non-employee directors pursuant to the 1999 Plan and the Company’s 1995 Non-Employee Director Stock Option Plan. These plans, along with their amendments, have been filed as exhibits to the Company’s periodic reports on Forms 10-K or 10-Q.

     The form of incentive stock option agreement is attached hereto as Exhibit 10.1 and the two forms of non-qualified stock option agreements are attached hereto as Exhibits 10.2 and 10.3, and they contain all of the material terms and conditions of these stock option grants, other than the date of grant, the grantee’s name, the number of options subject to the grant, and the exercise price per share.

     From time to time, the Company may make other awards on terms different from those in the form agreements attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

Exhibit Number	Description
10.1	Form of Incentive Stock Option Agreement under the 1999 Long-Term Incentive Stock Plan, as amended.

10.2	Form of Non-Qualified Stock Option Agreement for employees under the 1999 Long-Term Incentive Stock Plan, as amended.

10.3	Form of Non-Qualified Stock Option Agreement for non-employee directors under the 1999 Long-Term Incentive Stock Plan, as amended, and the Company’s 1995 Non-Employee Director Stock Option Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2004

HMS Holdings Corp.

By:	/s/ William F. Miller III

William F. Miller III
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Thomas G. Archbold

Thomas G. Archbold
Interim Chief Financial Officer
(Principal Financial Officer and Accounting Officer)